SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2003

DOMINO’S, INC.

(Exact name of Registrant as specified in charter)

DELAWARE	333-74797	38-3025165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106

(Address of Principal Executive Offices) (Zip Code)

(734) 930-3030

Registrant’s Telephone number, including area code

Item 5.    Other Events.

As announced in a press release dated June 10, 2003, which is attached hereto as Exhibit 99.1, Domino’s, Inc., a Delaware corporation (the “Company”), has fixed the tender offer consideration and the total purchase price to be paid for its 10 3/8% Senior Subordinated Notes due January 15, 2009 (the “Notes”) validly tendered and accepted for purchase, subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated May 28, 2003, which has been previously filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on May 29, 2003 (the “Offer to Purchase”). Also announced in a separate press release dated June 10, 2003, which is attached hereto as Exhibit 99.2, the Company has received consents from noteholders representing in excess of a majority in principal amount of its outstanding Notes and the consent condition relating to the pending tender offer for all of the outstanding Notes has been satisfied.

Following receipt of the consents described above, the Company, certain of its subsidiaries and The Bank of New York, as trustee, executed the Second Supplemental Indenture, which is attached hereto as Exhibit 4.5, to the Indenture governing the Notes dated December 21, 1998, as amended, between the Company, the Guarantors (as defined therein) and The Bank of New York, as successor trustee to IBJ Schroder Bank & Trust Company, providing for the amendments to the Indenture described in the Offer to Purchase.

Item 7.    Financial Statements and Exhibits

Exhibit 4.5	Second Supplemental Indenture dated as of June 10, 2003

Exhibit 99.1	Press Release dated June 10, 2003

Exhibit 99.2	Press Release dated June 10, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINO’S, INC.

/s/ Harry J. Silverman

Name: Harry J. Silverman

Title: Chief Financial Officer

Date: June 10, 2003

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